EXHIBIT 10.13

FIFTH AMENDMENT TO FOURTH AMENDED AND RESTATED

COLLATERAL AGENCY AGREEMENT

THIS FIFTH AMENDMENT to FOURTH AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT, dated as of October 22, 2021 (this “Amendment”), is among WORLD OMNI LT, a Delaware statutory trust (the “Borrower”), WORLD OMNI LEASE FINANCE LLC, a Delaware limited liability company (“WOLF LLC”), AUTO LEASE FINANCE LLC, a Delaware limited liability company (the “Initial Beneficiary”), AL HOLDING CORP., a Delaware corporation (“ALHC”), as Closed-End Collateral Agent, BANK OF AMERICA, N.A. (the “Deal Agent”), U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as Closed-End Administrative Agent and the lenders party hereto (the “Required Warehouse Lenders”).

Background

1.            The Borrower, the Initial Beneficiary, ALHC, the Deal Agent, U.S. Bank and certain secured parties from time to time have entered into that certain Fourth Amended and Restated Collateral Agency Agreement, dated as of December 15, 2009, as amended by the First Amendment to Fourth Amended and Restated Collateral Agency Agreement, dated as of October 30, 2015, the Second Amendment to Fourth Amended and Restated Collateral Agency Agreement, dated as of October 27, 2017, the Third Amendment to Fourth Amended and Restated Collateral Agency Agreement, dated as of October 26, 2018, and the Fourth Amendment to Fourth Amended and Restated Collateral Agency Agreement, dated as of October 25, 2019, each among the Borrower, WOLF LLC, the Initial Beneficiary, ALHC, the Deal Agent, U.S. Bank and certain secured parties (as further amended, supplemented or otherwise modified through the date hereof, the “Agreement”).

2.            The parties hereto desire to amend the Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

SECTION 1.           Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

SECTION 2.           Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1              The definition of “Force Majeure” in Appendix A to the Agreement is hereby amended and restated in its entirety as set forth below:

““Force Majeure” means any delay or failure in performance caused by acts beyond the Closed-End Servicer’s reasonable control, including acts of God, terrorism, war, vandalism, sabotage, ransomware, accidents, fires, floods, hurricanes, tornados, civil unrest, strikes, labor disputes, mechanical or electronic breakdown, shortages or delays in obtaining suitable parts or equipment, material, labor, or transportation, acts of

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subcontractors, interruption of utility services, acts of any unit of government or governmental agency, or any similar or dissimilar cause.”

2.2            The definition of “One-Month LIBOR” in Appendix A to the Agreement is hereby amended and restated in its entirety as set forth below:

““One-Month LIBOR” means, with respect to the last Business Day of each calendar week and for any Warehouse Facility:

(i) the rate per annum (carried out to the fifth decimal place) equal to the rate that appears on the Bloomberg Screen BTMM Page under the heading “LIBOR FIX” (the “LIBOR Screen Rate”) for deposits in Dollars having a one-month maturity, determined as of approximately 11:00 a.m. (London time), or

(ii) in the event that the rate referenced in the preceding subsection (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the applicable Warehouse Facility Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars having a one-month maturity, determined as of approximately 11:00 a.m. (London time), or

(iii) in the event the rates referenced in the preceding subsections (i) or (ii) are not available, the rate per annum determined by the applicable Warehouse Facility Agent as the rate of interest at which deposits in Dollars in same day funds and having a one-month maturity would be offered by its London Branch (the “Eurodollar Office”) to major banks in the offshore interbank market at their request at approximately 11:00 a.m. (London time);

provided, however, that notwithstanding anything to the contrary in this Agreement or any other Basic Documents:

(iv) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12-month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is One-Month LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Basic Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or

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consent of any other party to this Agreement or any other Basic Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(v) (x)  Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the applicable Warehouse Facility Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Basic Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Warehouse Facility Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Basic Document so long as such Warehouse Facility Agent has not received, by such time, written notice of objection to such Benchmark Replacement from any Warehouse Facility Lender (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless such Warehouse Facility Agent determines that neither of such alternative rates is available.

(y)  On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace One-Month LIBOR for all purposes hereunder and under any Basic Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Basic Document.

(vi) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the applicable Warehouse Facility Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Reference Rate Loans. During the period referenced in the foregoing sentence, the component of Alternate Reference Rate based upon the Benchmark will not be used in any determination of Alternate Reference Rate.

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(vii) In connection with the implementation and administration of a Benchmark Replacement, the applicable Warehouse Facility Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Basic Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(viii) The applicable Warehouse Facility Agent will promptly notify the Borrower and the Warehouse Facility Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by such Warehouse Facility Agent pursuant to clauses (iv) through (ix) of this definition, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to clauses (iv) through (ix) of this definition.

(ix) At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or One-Month LIBOR), then the applicable Warehouse Facility Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the applicable Warehouse Facility Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.”

2.3           The definition of “Relevant Government Body” in Appendix A to the Agreement is hereby amended and restated in its entirety as set forth below:

““Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.”

2.4           The definition of “Term SOFR” in Appendix A to the Agreement is hereby amended and restated in its entirety as set forth below:

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be

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applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

2.5           The definition of “Warehouse Facility Pool Servicing Fee” in Appendix A to the Agreement is hereby amended and restated in its entirety as set forth below:

““Warehouse Facility Pool Servicing Fee” means a fee payable by the Titling Trust to the Closed-End Servicer with respect to any calendar month in an amount equal to the sum of:

(i)         the product of:

(A)       one-twelfth; multiplied by

(B)        the Servicing Fee Rate; multiplied by

(C)        the aggregate Lease Balance of the Closed-End Leases (excluding Closed-End Leases that have been allocated to a Reference Pool) determined as of the last day of the calendar month immediately preceding the calendar month with respect to which such fee is payable; plus

(ii)        any late fees and other administration fees or similar charges paid by any Closed-End Obligor pursuant to a Closed-End Lease during the calendar month immediately preceding the calendar month with respect to which such fee is payable.

2.6           Appendix A of the Agreement is hereby amended by deleting the definitions of “LIBOR Successor Rate Conforming Changes”, “Scheduled Unavailability Date”, “Adjustment” and “LIBOR Successor Rate” in their entirety.

2.7           Appendix A of the Agreement is hereby amended by adding each of the following definitions in its appropriate alphabetical order:

““Alternate Reference Rate Loans” has, with respect to any Warehouse Facility, the meaning specified in the related Receivables Financing Agreement.”

““Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.”

““Benchmark” means, initially, One-Month LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to the definition of “One-Month LIBOR” then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced

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such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.”

““Benchmark Replacement” means:

(1)	For purposes of clause (iv) of the definition of One-Month LIBOR, the first alternative set forth below that can be determined by the applicable Warehouse Facility Agent:

(a)	the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or

(b)	the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);

provided that, if initially One-Month LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, such Warehouse Facility Agent determines that Term SOFR has become available and is administratively feasible for such Warehouse Facility Agent in its sole discretion, and such Warehouse Facility Agent notifies the Borrower and each Warehouse Facility Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2) For purposes of clause (v) of the definition of One-Month LIBOR, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the applicable Warehouse Facility Agent and the Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Basic Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the applicable Warehouse Facility Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by such Warehouse Facility Agent.”

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““Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Reference Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the applicable Warehouse Facility Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by such Warehouse Facility Agent in a manner substantially consistent with market practice (or, if such Warehouse Facility Agent decides that adoption of any portion of such market practice is not administratively feasible or if such Warehouse Facility Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as such Warehouse Facility Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Basic Documents).”

““Benchmark Transition Event” means, with respect to any then-current Benchmark other than One-Month LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a governmental authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the applicable Warehouse Facility Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.”

““Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).”

““Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Warehouse Facility Lenders, so long as the applicable Warehouse Facility Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Warehouse Facility Lenders, written notice of objection to such Early Opt-in Election from any Warehouse Facility Lender.”

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““Early Opt-in Election” means the occurrence of:

(1) a determination by the applicable Warehouse Facility Agent, or a notification by the Borrower to such Warehouse Facility Agent that the Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in clauses (iv) through (ix) of the definition of One-Month LIBOR, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace One-Month LIBOR, and

(2) the joint election by the applicable Warehouse Facility Agent and the Borrower to replace One-Month LIBOR with a Benchmark Replacement and the provision by such Warehouse Facility Agent of written notice of such election to the Warehouse Facility Lenders.”

““Other Rate Early Opt-in” means the applicable Warehouse Facility Agent and the Borrower have elected to replace One-Month LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) clause (v) of the definition of “One-Month LIBOR” and clause (2) of the definition of “Benchmark Replacement”.

““SOFR Early Opt-in” means the applicable Warehouse Facility Agent and the Borrower have elected to replace One-Month LIBOR pursuant to (1) an Early Opt-in Election and (2) clause (iv) of the definition of “One-Month LIBOR” and clause (1) of the definition of “Benchmark Replacement”.

2.8           The Agreement is hereby amended by adding the following as Section 5.10:

“(a) For the avoidance of doubt, the Closed-End Administrative Agent and the Titling Trust Trustee shall not be under any obligation to (i) monitor, determine or verify the unavailability or cessation of One-Month LIBOR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of any Benchmark Transition Event or Early Opt-in Effective Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

(b) The Closed-End Administrative Agent and the Titling Trust Trustee shall not be liable for any inability, failure or delay on its part to perform

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any of its duties set forth in this Agreement as a result of the unavailability of One-Month LIBOR (or other applicable Benchmark) and absence of a designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Borrower, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.  The Closed-End Administrative Agent and the Titling Trust Trustee shall not be liable to any Lender for any losses, claims, damages, liabilities, forfeitures, fines, penalties, costs, fees or expenses (including attorneys’ fees) sustained by any Lender resulting from the adoption of, a Benchmark Replacement or any related actions taken pursuant to this Agreement.  The Closed-End Administrative Agent and the Titling Trust Trustee shall not be obligated to obtain One-Month LIBOR or determine the interest rate on any Advances after a Benchmark Replacement has taken effect in accordance with this Agreement.”

SECTION 3.           Miscellaneous. The Agreement, as amended hereby, remains in full force and effect. Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby, unless otherwise expressly stated. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to otherwise applicable principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law). This Amendment may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

SECTION 4.           Effective Date of this Amendment. This Amendment shall become effective on the date that the Deal Agent shall have received the following:

(a)        counterparts of this Amendment (including facsimile copies) duly executed by all of the parties hereto;

(b)        an Officer’s Certificate of the Borrower to the Closed-End Administrative Agent to the effect that this Amendment will not materially adversely affect the interests of any Exchange Noteholder; and

(c)        a tax opinion, as required pursuant to Section 9.5 of the Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

WORLD OMNI LT.,
as Borrower

By:	VT INC., as trustee

By:	/s/ Edwin J. Janis
Name:	Edwin J. Janis
Its:	Vice President & Secretary

AUTO LEASE FINANCE LLC,
as Initial Beneficiary

By:	/s/ Ronald Virtue
Name:	Ronald Virtue
Its:	Assistant Treasurer

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AL HOLDING CORP. as Closed-End Collateral Agent

By:	/s/ Albert J. Fioravanti
Name:	Albert J. Fioravanti
Title:	Managing Director

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BANK OF AMERICA, N.A.,
as Deal Agent, Group Agent and as an Alternate Lender

By:	/s/ Christopher Jonas
Name:	Christopher Jonas
Title:	Director

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U.S. BANK NATIONAL ASSOCIATION,
as Closed-End Administrative Agent

By:	/s/ Edwin J. Janis
Name:	Edwin J. Janis
Title:	Vice President

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GOTHAM FUNDING CORPORATION, as a Conduit Lender

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

MUFG BANK, LTD., as a Group Agent

By:	/s/ Christopher Pohl
Name:	Christopher Pohl
Title:	Managing Director

MUFG BANK, LTD., as an Alternate Lender

By:	/s/ Christopher Pohl
Name:	Christopher Pohl
Title:	Managing Director

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TD SECURITIES INC., as a Group Agent

By:	/s/ Brad Purkis
Name:	Brad Purkis
Title:	Managing Director

THE TORONTO-DOMINION BANK,
as an Alternate Lender

By:	/s/ Brad Purkis
Name:	Brad Purkis
Title:	Managing Director

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WELLS FARGO BANK, N.A., as a Group Agent and as an Alternate Lender

By:	/s/ Charlie Hinkle
Name:	Charlie Hinkle
Title:	Vice President

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ACKNOWLEDGED AND AGREED:
WORLD OMNI LEASE FINANCE LLC

By:	/s/ Ronald Virtue
Name:	Ronald Virtue
Title:	Assistant Treasurer

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